May 28, 2010                                                                                                                                                              FOR IMMEDIATE RELEASE

RAYMOND JAMES TO PRESENT AT SANDLER O’NEILL
GLOBAL EXCHANGE AND BROKERAGE CONFERENCE

ST. PETERSBURG, Fla. – Raymond James Financial, Inc. announced today that CEO Paul Reilly, CFO Jeff Julien and Raymond James Bank President Steve Raney will speak at the Sandler O'Neill + Partners, L.P. Global Exchange and Brokerage Conference on Thursday, June 3, at 9 a.m. EDT in New York.

Links to the webcast and presentation slides will be available on raymondjames.com under About our Company, Investor Relations, Presentations and Webcasts. The session will also be available via audio conference by dialing 877-253-8059 and using pass code 1079263715#.

Raymond James Financial (NYSE-RJF) is a Florida-based diversified holding company providing financial services to individuals, corporations and municipalities through its subsidiary companies. Its three principal wholly owned broker/dealers (Raymond James & Associates, Raymond James Financial Services and Raymond James Ltd.) and Raymond James Investment Services Limited, a majority-owned independent contractor subsidiary in the United Kingdom, have a total of more than 5,300 financial advisors serving approximately 1.9 million accounts in 2,300 locations throughout the United States, Canada and overseas. In addition, total client assets are currently $246 billion, of which approximately $32.8 billion are managed by the firm’s asset management subsidiaries.

For more information, contact Tammy Eitel at 727-567-2824

Please visit the Raymond James Press Center at raymondjames.com/media